Goldman Sachs 2025 Financial Services Conference December 9, 2025

2 This communication contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction between Synovus Financial Corp. (“Synovus”) and Pinnacle Financial Partners, Inc. (“Pinnacle”), including future financial and operating results (including the anticipated impact of the proposed transaction on Synovus’ and Pinnacle’s respective earnings and tangible book value), statements related to the expected timing of the completion of the proposed transaction, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. You can identify these forward-looking statements through the use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’, Pinnacle’s or combined company’s future businesses and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus, Pinnacle or the combined company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus or Pinnacle and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this communication. Many of these factors are beyond Synovus’, Pinnacle’s or the combined company’s ability to control or predict. These factors include, among others, (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to Synovus’ business and to Pinnacle’s business as a result of the announcement and pendency of the proposed transaction, (3) the risk that the integration of Pinnacle’s and Synovus’ respective businesses and operations will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, (4) the failure to obtain the necessary approvals by the shareholders of Synovus or Pinnacle, (5) the amount of the costs, fees, expenses and charges related to the transaction, (6) the ability by each of Synovus and Pinnacle to obtain required governmental approvals of the proposed transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transaction, (7) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the proposed transaction, (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (9) the dilution caused by the issuance of shares of the combined company’s common stock in the transaction, (10) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) risks related to management and oversight of the expanded business and operations of the combined company following the closing of the proposed transaction, (12) the possibility the combined company is subject to additional regulatory requirements as a result of the proposed transaction or expansion of the combined company’s business operations following the proposed transaction, (13) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Synovus, Pinnacle or the combined company and (14) general competitive, economic, political and market conditions and other factors that may affect future results of Synovus and Pinnacle including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; and capital management activities. Additional factors which could affect future results of Synovus and Pinnacle can be found in Synovus’ or Pinnacle’s filings with the Securities and Exchange Commission (the “SEC”), including in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Forward-Looking Statements” and “Risk Factors,” and Synovus’ Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Forward-Looking Statements” and “Risk Factors,” and in Pinnacle’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Synovus and Pinnacle do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Forward-Looking Statements

3 This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted revenue taxable equivalent (TE) and adjusted non-interest expense. The most comparable GAAP measures to these measures are total revenue and total non-interest expense, respectively. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus' operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjust revenue TE is a measure used by management to evaluate total revenue exclusive of net investment securities gains (losses), fair value adjustments on non-qualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non- interest expense is a measure utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the appendix to this slide presentation. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Synovus’ control, or cannot be reasonably predicted. For the same reasons, Synovus’ management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Use of Non-GAAP Financial Measures

4 Pro Forma Branch Footprint Synovus Pro forma footprint population projected to grow 2x faster than national average Source: July 24, 2025, PNFP-SNV merger presentation; (1) 2025-2027E pro forma revenue growth CAGR of 10.5% (#1 among peers), 47% pro forma 2027E efficiency ratio (#1 among peers), 1.38% pro forma 2027E return on average assets (#2 among peers) and 18.0% pro forma 2027E return on average tangible common equity (#1 among peers) Fully Committed to Continuing the Highly Successful PNFP Operating and Recruiting Model Positioned to Remain Employer of Choice with Industry-Leading Client Service Versus Competitors Strong Pro Forma Capital Generation Minimal Geographic Overlap Supports Low-Risk Integration Builds on Significant, Multi-Year Investments to Prepare for LFI Standards Capitalizes on Positive Regulatory Environment for Larger Bank Mergers Creates Fastest-Growing, Most Profitable Regional Bank with 21% 2027E EPS Accretion and 2.6 Year TBV Dilution Earnback(1) Pinnacle Financially & Strategically Compelling Transaction

5 Brand Name Headquarters Leadership Team Operating Model Incentive Model Board of Directors Named Technology Stack Pinnacle Financial Partners and Pinnacle Bank Built on Synovus' highly-scalable FIS core platform Primarily based on company revenue and EPS growth Equity grants/team member ownership 15 directors: 8 Pinnacle and 7 Synovus Each side has 6 independent directors Geographic operating model with local leadership Long-term clarity on CEO Finalized key leadership positions Holding Company: Atlanta, GA and Bank: Nashville, TN Key Decisions Made in Contrast to Other MOEs

Pinnacle Fourth Quarter 2025 Update

Pinnacle FINANCIAL PARTNERS + SYNOVUS

	October 15, 2025 - Outlook	December 7, 2025 – Outlook Update
Y/Y EOP Loan Growth	EOP loan growth for 2025 of 9-10% growth over 2024 year-end balances.	Anticipate 2025 result approximating previous guidance
Y/Y EOP Deposit Growth	EOP deposit growth for 2025 of 8-10% growth over 2024 year-end balances.	Anticipate 2025 result approximating previous guidance
Net interest income	Net interest income for 2025 over 2024 should approximate 13-14% year-over-year growth. 4Q25 net interest margin will increase modestly over 3Q25 net interest margin result.	No change to previous net interest income guidance No change to previous 4Q25 NIM guidance
Fee income (*)	Fee growth or 2025 over 2024 should approximate 20-22% growth for noninterest income excluding losses on the sale of investment securities and the recognition of an $11.8 million mortgage servicing gain in 2024.	No change to previous fee income guidance
Expenses	Total expenses excluding the impact of ORE costs and merger-related expenses for 2025 to approximate a range of $1.150 billion to $1.155 billion. Target payout for the annual cash incentive plan will approximate 125% for 2025.	No change to previous expense guidance
Income tax expense rate	The effective tax rate (ETR) for 2025 should approximate last year's ETR with a low-18% result.	The effective tax rate (ETR) for 2025 should approximate a range of high-17% to low-18%
Asset quality and provisioning	Net charge-offs in 2025 as a percentage of average loans will approximate a range of 0.18% to 0.20%. Loan loss provision as a percentage of average loans will approximate a range of 0.26% to 0.27%. Allowance for credit losses as a percentage of total loans will remain consistent with Q3 levels, but this could change should macro factors warrant.	No change to previous net charge off, loan loss provision to average loans or Allowance for credit losses guidance

(*) Excludes losses on the sale of investment securities and, in the case of 2024, the recognition of a $11.8 million mortgage servicing.

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Pro Forma Targets

Pinnacle Financial Partners + Synovus

		Key Assumptions
2026 Period-End Loan Growth	9% - 11%	• Broad-based contributions from both geographic and specialized business units • Supported by ongoing recruiting and combined synergy opportunities
2026 Period-End Core Deposit Growth(1)	9% - 11%	• Normalized rate environment should be conducive to low-cost deposit growth • Specialized deposit capabilities will augment core client deposit growth
Estimated Normalized NIM(2)	~3.50%	• Continued NIM expansion from legacy PNFP franchise's fixed-rate asset repricing • Inclusive of debt issuances and other balance sheet repositioning to support liquidity profile
% of Adjusted NIE(3) Synergies Realized in Year One	~40% (of $250 MM)	• Expect to exit Year 1 on pace to meet or exceed 75% Year 2 target • Full expense savings to be realized in 2H27
Estimated Revenue Synergies	$100 MM - $130 MM	• Realized over time as combined company is fully integrated • See following slide for specifics
Initial CET1 Ratio Target	~10.5%	

(1) Excludes brokered deposits; (2) Assumes a normalized rate and spread environment, including short-term policy rates of approximately 3.25% (in alignment with FOMC dot plot) and a normalized yield curve (FF/10Y) of approximately 100 bps;
(3) Non-GAAP financial measure; see cautionary language on slide 3

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Estimated Revenue Synergies: ~100 MM - $130 MM

Pinnacle Financial Partners + Synovus

	Opportunities	Revenue Synergies
Relationship Expansion	*Revenue Producer Hiring* *Hold Limits*	***~$60 Million - $70 Million***
Capital Markets	*Swap Fees* *Arranger Fees* *FX Hedging* *CIC Syndication Fees* *Debt Capital Markets* *M&A Advisory*	***~$20 Million - $30 Million***
Specialty Expertise	*Equipment Financing* *Auto Dealer Financing* *The Family Office* *Homeowner's Association Deposit Specialty* *Captive Deposit Specialty* *Legal Deposit Specialty*	***~$10 Million - $15 Million***
Treasury Capabilities	*Deposit Service Charges - Analysis* *Commercial Card* *International Sales & Trade Revenue*	***~$10 Million - $15 Million***

Note: Relationship Expansion, Capital Markets, Specialty Expertise and Treasury Capabilities Information reflects 2025 PNFP and SNV estimates

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9 NIM Run-Rate Net Interest Margin(1) ~3.50%3.34% Combined 3Q25 NIM for Pinnacle and Synovus Synovus Balance Sheet Marks 0.12%-0.15% 0.05%-0.08% Funding and Liquidity Actions PNFP Fixed- Rate Asset Repricing and Other 0.07%-0.10% Pro Forma Normalized Net Interest Margin(1) (1) Assumes a normalized rate and spread environment, including short-term policy rates of approximately 3.25% (in alignment with FOMC dot plot) and a normalized yield curve (FF/10Y) of approximately 100 bps Immediate Over-Time

10 Revenue Producer Hiring Targets (1) (1) Year-to-Date as of September 30, 2025

11 Partnership Progress

12 Board of Directors Recently Announced

13 Appendix

14 Fundings of $1.2 Billion, of which ~16% are Subscription Lines • The remaining $1.04 billion is a granular portfolio comprised of 130 borrowers across nine different platforms. • Represents 2.7% of total loans. • Only one non-pass loan under $170K. • Largest commitment is $75MM, with $58MM funded. • Subscription lines represent fundings to venture funds awaiting issuance of capital calls from investor partners. Typically, 6-9 months of duration. Pinnacle NDFI Portfolio Note: All data as of September 30, 2025